Exhibit 99.1

DTE Gas Company

Unaudited Consolidated Financial Statements as of and for the Three Months Ended March 31, 2025

DEFINITIONS

ASU	Accounting Standards Update issued by the FASB

Company	DTE Gas Company and subsidiary companies

Customer Choice	Michigan legislation giving customers the option of retail access to alternative suppliers for natural gas

DTE Energy	DTE Energy Company, directly or indirectly the parent of DTE Electric Company, DTE Gas, and numerous non-utility subsidiaries

DTE Gas	DTE Gas Company (an indirect wholly-owned subsidiary of DTE Energy) and subsidiary companies

EGLE	Michigan Department of Environment, Great Lakes, and Energy, formerly known as Michigan Department of Environmental Quality

EPA	U.S. Environmental Protection Agency

FASB	Financial Accounting Standards Board

FERC	Federal Energy Regulatory Commission

GCR	A Gas Cost Recovery mechanism authorized by the MPSC that allows DTE Gas to recover through rates its natural gas costs

MGP	Manufactured Gas Plant

MPSC	Michigan Public Service Commission

TCJA	Tax Cuts and Jobs Act of 2017, which reduced the corporate Federal income tax rate from 35% to 21%

Topic 606	FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as amended

VIE	Variable Interest Entity

DTE Gas Company

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(In millions)
Operating Revenues	$868	$705

Operating Expenses
Cost of gas	326	257
Operation and maintenance	154	134
Depreciation and amortization	54	54
Taxes other than income	37	32
	571	477
Operating Income	297	228

Other (Income) and Deductions
Interest expense	32	29
Interest income	(2)	(1)
Non-operating retirement benefits, net	(1)	(1)
Other income	(1)	(2)
Other expenses	1	1
	29	26
Income Before Income Taxes	268	202

Income Tax Expense	63	48

Net Income	$205	$154

See Notes to Consolidated Financial Statements (Unaudited)

DTE Gas Company

Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(In millions)
Net Income	$205	$154
Other comprehensive income	—	—
Comprehensive Income	$205	$154

See Notes to Consolidated Financial Statements (Unaudited)

DTE Gas Company

Consolidated Statements of Financial Position (Unaudited)

	March 31,	December 31,
	2025	2024
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$—	$—
Accounts receivable (less allowance for doubtful accounts of $30 and $22, respectively)
Customer	416	353
Affiliates	35	20
Other	4	4
Inventories
Gas	18	71
Materials and supplies	45	41
Gas customer choice deferred asset	10	38
Notes receivable
Affiliates	202	—
Other	5	5
Regulatory assets	23	11
Other	43	32
	801	575

Investments	49	49

Property
Property, plant, and equipment	8,726	8,632
Accumulated depreciation and amortization	(1,977)	(1,945)
	6,749	6,687
Other Assets
Regulatory assets	568	584
Notes receivable	50	50
Prepaid pension costs — affiliates	143	139
Prepaid postretirement costs — affiliates	289	278
Other	30	32
	1,080	1,083
Total Assets	$8,679	$8,394

See Notes to Consolidated Financial Statements (Unaudited)

DTE Gas Company

Consolidated Statements of Financial Position (Unaudited) — Continued

	March 31,	December 31,
	2025	2024
	(In millions, except shares)
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable
Affiliates	$27	$26
Other	163	180
Accrued interest	39	27
Short-term borrowings
Affiliates	1	15
Other	—	9
Current portion of long-term debt	70	70
Gas inventory equalization	121	—
Regulatory liabilities	2	22
Other	43	48
	466	397

Long-Term Debt (net of current portion)	2,784	2,783

Other Liabilities
Deferred income taxes	1,016	964
Regulatory liabilities	1,029	1,022
Asset retirement obligations	201	198
Accrued pension liability — affiliates	5	6
Accrued postretirement liability — affiliates	1	1
Other	36	32
	2,288	2,223
Commitments and Contingencies (Note 8)

Shareholder's Equity
Common stock ($1 par value, 15,100,000 shares authorized, and 10,300,000 shares issued and outstanding for both periods)	1,753	1,753
Retained earnings	1,388	1,238
Total Shareholder's Equity	3,141	2,991
Total Liabilities and Shareholder's Equity	$8,679	$8,394

See Notes to Consolidated Financial Statements (Unaudited)

DTE Gas Company

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(In millions)
Operating Activities
Net Income	$205	$154
Adjustments to reconcile Net Income to Net cash from operating activities:
Depreciation and amortization	54	54
Allowance for equity funds used during construction	—	(1)
Deferred income taxes	49	26
Asset (gains) losses and impairments, net
Changes in assets and liabilities:
Accounts receivable, net	(78)	(41)
Inventories	49	45
Prepaid pension costs — affiliates	(4)	(6)
Prepaid postretirement benefit costs — affiliates	(11)	(10)
Accounts payable	(2)	19
Gas inventory equalization	121	90
Accrued pension liability — affiliates	(1)	(2)
Accrued postretirement liability — affiliates	—	(1)
Regulatory assets and liabilities	(10)	11
Other current and noncurrent assets and liabilities	33	3
Net cash from operating activities	405	341
Investing Activities
Plant and equipment expenditures	(125)	(162)
Notes receivable - affiliates	(202)	(187)
Other	—	(2)
Net cash used for investing activities	(327)	(351)
Financing Activities
Capital contribution by parent company	—	221
Short-term borrowings, net — affiliates	(14)	—
Short-term borrowings, net — other	(9)	(77)
Dividends paid on common stock	(55)	(53)
Net cash from (used for) financing activities	(78)	91
Net Increase in Cash and Cash Equivalents	—	81
Cash and Cash Equivalents at Beginning of Period	—	—
Cash and Cash Equivalents at End of Period	$—	$81

Supplemental disclosure of non-cash investing and financing activities
Plant and equipment expenditures in accounts payable	$47	$59

See Notes to Consolidated Financial Statements (Unaudited)

DTE Gas Company

Consolidated Statements of Changes in Shareholder's Equity (Unaudited)

	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
	(Dollars in millions, shares in thousands)
Balance, December 31, 2024	10,300	$10	$1,743	$1,238	$2,991
Net Income	—	—	—	205	205
Dividends declared on common stock	—	—	—	(55)	(55)
Balance, March 31, 2025	10,300	$10	$1,743	$1,388	$3,141

	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
	(Dollars in millions, shares in thousands)
Balance, December 31, 2023	10,300	$10	$1,522	$1,189	$2,721
Net Income	—	—	—	154	154
Dividends declared on common stock	—	—	—	(53)	(53)
Capital contribution by parent company	—	—	221	—	221
Balance, March 31, 2024	10,300	$10	$1,743	$1,290	$3,043

See Notes to Consolidated Financial Statements (Unaudited)

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited)
NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION
Corporate Structure
DTE Gas is a public utility engaged in the purchase, storage, transportation, distribution, and sale of natural gas to approximately 1.3 million customers throughout Michigan and the sale of storage and transportation capacity. The Company is regulated by the MPSC and certain activities are regulated by the FERC. In addition, the Company is regulated by other federal and state regulatory agencies including the EPA and EGLE.
Basis of Presentation
The Consolidated Financial Statements should be read in conjunction with the Notes to Consolidated Financial Statements included in the Company's 2024 Consolidated Financial Statements furnished on Form 8-K.
The accompanying Consolidated Financial Statements are prepared using accounting principles generally accepted in the United States of America. These accounting principles require management to use estimates and assumptions that impact reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from the Company's estimates.
The Consolidated Financial Statements are unaudited but, in the Company's opinion include all adjustments necessary to present a fair statement of the results for the interim periods. All adjustments are of a normal recurring nature, except as otherwise disclosed in these Consolidated Financial Statements and Notes to Consolidated Financial Statements. Financial results for this interim period are not necessarily indicative of results that may be expected for any other interim period or for the fiscal year ending December 31, 2025.
Principles of Consolidation
The Company consolidates all majority-owned subsidiaries and investments in entities in which it has controlling influence. Non-majority owned investments are accounted for using the equity method when the Company is able to significantly influence the operating policies of the investee. When the Company does not influence the operating policies of an investee, the equity investment is valued at cost minus any impairments, if applicable. The Company eliminates all intercompany balances and transactions.
The Company evaluates whether an entity is a VIE whenever reconsideration events occur. The Company consolidates VIEs for which it is the primary beneficiary. If the Company is not the primary beneficiary and an ownership interest is held, the VIE is accounted for under the equity method of accounting. When assessing the determination of the primary beneficiary, the Company considers all relevant facts and circumstances, including: the power, through voting or similar rights, to direct the activities of the VIE that most significantly impact the VIE's economic performance and the obligation to absorb the expected losses and/or the right to receive the expected returns of the VIE. The Company performs ongoing reassessments of all VIEs to determine if the primary beneficiary status has changed.
The Company holds a variable interest in a natural gas pipeline entity through purchases under a long-term transportation capacity contract. The Company does not have a controlling influence in and does not consolidate the pipeline entity. As of March 31, 2025, the carrying amount of liabilities in the Company's Consolidated Statements of Financial Position that relate to its variable interest under the long-term contract are primarily related to working capital accounts and generally represent the amounts owed by the Company for transportation associated with the current billing cycle under the contract. The Company has not provided any significant form of financial support associated with the long-term contract. There is no material potential exposure to loss as a result of the Company's variable interest through the long-term contract.

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Income Taxes
Tax rates are affected by estimated annual permanent items, regulatory adjustments, and discrete items that may occur in any given period, but are not consistent from period to period. The table below summarizes how the Company's effective income tax rates have varied from the statutory federal income tax rate:

	Three Months Ended March 31,
	2025	2024
Statutory federal income tax rate	21.0%	21.0%
Increase (decrease) due to:
State and local income taxes, net of federal benefit	5.4	5.8
TCJA regulatory liability amortization	(2.9)	(2.9)
Other	(0.1)	(0.1)
Effective income tax rate	23.4%	23.8%
The Company had income tax receivables with DTE Energy of $5 million and $19 million at March 31, 2025 and December 31, 2024, respectively, which are related to federal and state taxes and included in Accounts receivable — Affiliates on the Consolidated Statements of Financial Position.
Allocated Stock-Based Compensation
The Company received an allocation of costs from DTE Energy associated with stock-based compensation of $3 million and $2 million for the three months ended March 31, 2025 and 2024, respectively.
Financing Receivables
Financing receivables are primarily composed of trade receivables, notes receivable, and unbilled revenue. The Company's financing receivables are stated at net realizable value.
The Company monitors the credit quality of financing receivables on a regular basis by reviewing credit quality indicators and monitoring for trigger events, such as a credit rating downgrade or bankruptcy. Credit quality indicators include, but are not limited to, ratings by credit agencies where available, collection history, collateral, counterparty financial statements and other internal metrics. Utilizing such data, the Company has determined three internal grades of credit quality. Internal grade 1 includes financing receivables for counterparties where credit rating agencies have ranked the counterparty as investment grade. To the extent credit ratings are not available, the Company utilizes other credit quality indicators to determine the level of risk associated with the financing receivable. Internal grade 1 may include financing receivables for counterparties for which credit rating agencies have ranked the counterparty as below investment grade; however, due to favorable information on other credit quality indicators, the Company has determined the risk level to be similar to that of an investment grade counterparty. Internal grade 2 includes financing receivables for counterparties with limited credit information and those with a higher risk profile based upon credit quality indicators. Internal grade 3 reflects financing receivables for which the counterparties have the greatest level of risk, including those in bankruptcy status.

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
The following represents the Company's financing receivables by year of origination, classified by internal grade of credit risk, including current year-to-date gross write-offs, if any. The related credit quality indicators and risk ratings utilized to develop the internal grades have been updated through March 31, 2025.

	Year of Origination
	2025	2024	2023 and Prior	Total
	(In millions)
Notes receivable
Internal grade 1(a)	$202	$—	$—	$202
Internal grade 2	1	5	14	20
Total notes receivable	$203	$5	$14	$222

Net investment in leases, internal grade 1	$—	$—	$35	$35
_______________________________________
(a)Included in Notes receivable — Affiliates on the Consolidated Statements of Financial Position.
The allowance for doubtful accounts on accounts receivable for the Company is generally calculated using an aging approach that utilizes rates developed in reserve studies. The Company establishes an allowance for uncollectible accounts based on historical losses and management's assessment of existing and future economic conditions, customer trends and other factors. Customer accounts are generally considered delinquent if the amount billed is not received by the due date, which is typically in 21 days, however, factors such as assistance programs may delay aggressive action. The Company generally assesses late payment fees on trade receivables based on past-due terms with customers. Customer accounts are written off when collection efforts have been exhausted. The time period for write-off is 150 days after service has been terminated.
The allowance for doubtful accounts for other receivables is generally calculated based on specific review of probable future collections based on receivable balances generally in excess of 30 days. Existing and future economic conditions, customer trends and other factors are also considered. Receivables are written off on a specific identification basis and determined based upon the specific circumstances of the associated receivable.
Notes receivable are primarily comprised of a finance lease receivable and loans that are included in Notes Receivable on the Consolidated Statements of Financial Position.
The Company establishes an allowance for credit loss for principal and interest amounts due that are estimated to be uncollectible in accordance with the contractual terms of the note receivable. In determining the allowance for credit losses for notes receivable, the Company considers the historical payment experience and other factors that are expected to have a specific impact on the counterparty's ability to pay including existing and future economic conditions. Notes receivable are typically considered delinquent when payment is not received for periods ranging from 60 to 120 days. If amounts are no longer probable of collection, the Company may consider the note receivable impaired, adjust the allowance, and cease accruing interest (nonaccrual status).
Cash payments received on nonaccrual status notes receivable, that do not bring the account contractually current, are first applied to the contractually owed past due interest, with any remainder applied to principal. Accrual of interest is generally resumed when the note receivable becomes contractually current.

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
The following tables present a roll-forward of the activity for the Company's financing receivables credit loss reserves:

	Trade accounts receivable	Other receivables	Total
	(In millions)
Beginning reserve balance, January 1, 2025	$21	$1	$22
Current period provision	15	—	15
Write-offs charged against allowance	(10)	—	(10)
Recoveries of amounts previously written off	3	—	3
Ending reserve balance, March 31, 2025	$29	$1	$30

	Trade accounts receivable	Other receivables	Total
	(In millions)
Beginning reserve balance, January 1, 2024	$21	$—	$21
Current period provision	22	1	23
Write-offs charged against allowance	(37)	—	(37)
Recoveries of amounts previously written off	15	—	15
Ending reserve balance, December 31, 2024	$21	$1	$22
Uncollectible expense is primarily comprised of the current period provision for allowance for doubtful accounts. Uncollectible expense was $16 million and $11 million for the three months ended March 31, 2025 and 2024, respectively.
There are no material amounts of past due financing receivables for the Company as of March 31, 2025.

NOTE 3 — NEW ACCOUNTING PRONOUNCEMENTS
Recently Issued Pronouncements
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this update require enhanced income tax disclosures, particularly related to a reporting entity's effective tax rate reconciliation and income taxes paid. For the rate reconciliation table, the update requires additional categories of information about federal, state, and foreign taxes and details about significant reconciling items, subject to a quantitative threshold. Income taxes paid must be similarly disaggregated by federal, state, and foreign based on a quantitative threshold. The ASU is effective for the Company for annual periods beginning after December 15, 2024. The guidance shall be applied on a perspective basis with the option to apply retrospectively. Early adoption is permitted. The Company will apply the guidance beginning with the Current Report on Form 8-K for the year ended December 31, 2025.
In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-04): Disaggregation of Income Statement Expenses, as amended. The amendments in this update require disaggregated disclosure of income statement expense captions into specified categories in disclosures with the footnotes to the financial statements. The ASU is effective for the Company for annual reporting periods beginning after December 15, 2026, and for interim reporting periods beginning after December 15, 2027. The guidance may be applied on a prospective or retrospective basis. Early adoption is permitted. The Company will apply the guidance upon the effective date.

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
NOTE 4 — REVENUE
Disaggregation of Revenue
The following is a summary of disaggregated revenues for the Company:

	Three Months Ended March 31,
	2025	2024
	(In millions)
Gas sales	$683	$557
End User Transportation	91	82
Intermediate Transportation	31	29
Other(a)	63	37
Total Gas operating revenues	$868	$705
_______________________________________
(a)Includes revenue adjustments related to various regulatory mechanisms, including the GCR, which may vary based on changes in the cost of gas.
Revenues included the following which were outside the scope of Topic 606:

	Three Months Ended March 31,
	2025	2024
	(In millions)
Alternative Revenue Programs	$—	$6
Other revenues	$3	$2
Transaction Price Allocated to the Remaining Performance Obligations
In accordance with optional exemptions available under Topic 606, the Company did not disclose the value of unsatisfied performance obligations for (1) contracts with an original expected length of one year or less, (2) with the exception of fixed consideration, contracts for which revenue is recognized at the amount to which the Company has the right to invoice for goods provided and services performed, and (3) contracts for which variable consideration relates entirely to an unsatisfied performance obligation.
Such contracts consist of varying types of performance obligations, including the supply and delivery of energy related products and services. Contracts with variable volumes and/or variable pricing have also been excluded as the related consideration under the contract is variable at inception of the contract. Contract lengths vary from cancellable to multi-year.
The Company expects to recognize revenue for the following amounts related to fixed consideration associated with remaining performance obligations in each of the future periods noted:

(In millions)
2025	$87
2026	121
2027	99
2028	77
2029	68
2030 and thereafter	216
$668

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
NOTE 5 — FAIR VALUE
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. Fair value is a market-based measurement that is determined based on inputs, which refer broadly to assumptions that market participants use in pricing assets or liabilities. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company makes certain assumptions it believes that market participants would use in pricing assets or liabilities, including assumptions about risk, and the risks inherent in the inputs to valuation techniques. Credit risk of the Company and its counterparties is incorporated in the valuation of assets and liabilities through the use of credit reserves, the impact of which was immaterial at March 31, 2025 and December 31, 2024. The Company believes it uses valuation techniques that maximize the use of observable market-based inputs and minimize the use of unobservable inputs.
A fair value hierarchy has been established that prioritizes the inputs to valuation techniques used to measure fair value in three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. All assets and liabilities are required to be classified in their entirety based on the lowest level of input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input may require judgment considering factors specific to the asset or liability and may affect the valuation of the asset or liability and its placement within the fair value hierarchy. The Company classifies fair value balances based on the fair value hierarchy defined as follows:
•Level 1 — Consists of unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date.
•Level 2 — Consists of inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.
•Level 3 — Consists of unobservable inputs for assets or liabilities whose fair value is estimated based on internally developed models or methodologies using inputs that are generally less readily observable and supported by little, if any, market activity at the measurement date. Unobservable inputs are developed based on the best available information and subject to cost-benefit constraints.
As of March 31, 2025 and December 31, 2024, the Company had $11 million of equity securities recorded at fair value on a recurring basis and classified as Level 1 assets. These assets, which exclude the cash surrender value of life insurance investments, were included in Investments on the Consolidated Statements of Financial Position for both periods.
The following table presents the carrying amount and fair value of financial instruments:

	March 31, 2025				December 31, 2024
	Carrying	Fair Value			Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3	Amount	Level 1	Level 2	Level 3
	(In millions)
Notes receivable — Affiliates	$202	$—	$—	$202	$—	$—	$—	$—
Notes receivable — Other, excluding lessor finance leases	$20	$—	$—	$20	$19	$—	$—	$19
Short-term borrowings — Affiliates	$1	$—	$—	$1	$15	$—	$—	$15
Short-term borrowings — Other	$—	$—	$—	$—	$9	$—	$9	$—
Long-term debt(a)	$2,854	$—	$1,547	$1,023	$2,853	$—	$1,521	$1,001
_______________________________________
(a)Includes debt due within one year. Carrying value also includes unamortized debt discounts and issuance costs.
For further fair value information on financial and derivative instruments, see Note 6 to the Consolidated Financial Statements, "Financial and Other Derivative Instruments."

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
NOTE 6 — FINANCIAL AND OTHER DERIVATIVE INSTRUMENTS
The Company recognizes all derivatives at their fair value as Derivative assets or liabilities on the Consolidated Statements of Financial Position unless they qualify for certain scope exceptions, including the normal purchases and normal sales exception. Further, derivatives that qualify and are designated for hedge accounting are classified as either hedges of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge); or as hedges of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge). For cash flow hedges, the derivative gain or loss is deferred in Accumulated other comprehensive income (loss) and later reclassified into earnings when the underlying transaction occurs. For fair value hedges, changes in fair values for the derivative and hedged item are recognized in earnings each period. For derivatives that do not qualify or are not designated for hedge accounting, changes in fair value are recognized in earnings each period.
The Company's primary market risk exposure is associated with commodity prices, credit, and interest rates. The Company has risk management policies to monitor and manage market risks. The Company purchases, stores, transports, distributes, and sells natural gas, and buys and sells transportation and storage capacity. The Company has fixed-priced contracts for portions of its expected natural gas supply requirements through March 2028. Substantially all of these contracts meet the normal purchases and normal sales exception and are therefore accounted for under the accrual method. Forward transportation and storage contracts are generally not derivatives and are therefore accounted for under the accrual method.

NOTE 7 — SHORT-TERM CREDIT ARRANGEMENTS AND BORROWINGS
The Company has a $300 million unsecured revolving credit agreement that can be used for general corporate borrowings but is intended to provide liquidity support for the Company's commercial paper program. Borrowings under the revolver are available at prevailing short-term interest rates. The facility will expire in October 2029. As of March 31, 2025, the Company did not have any commercial paper or revolver borrowings outstanding.
The unsecured revolving credit agreement requires the Company to maintain a total funded debt to capitalization ratio of no more than 0.65 to 1. In the agreement, "total funded debt" means all indebtedness of the Company and its consolidated subsidiaries, including finance lease obligations, hedge agreements, and guarantees of third parties' debt, but excluding contingent obligations, nonrecourse and junior subordinated debt, and, except for calculations at the end of the second quarter, certain short-term debt. "Capitalization" means the sum of (a) total funded debt plus (b) "consolidated net worth," which is equal to consolidated total equity of the Company and its consolidated subsidiaries (excluding pension effects under certain FASB statements), as determined in accordance with accounting principles generally accepted in the United States of America. At March 31, 2025, the total funded debt to total capitalization ratio for the Company was 0.48 to 1 and was in compliance with this financial covenant.

NOTE 8 — COMMITMENTS AND CONTINGENCIES
Environmental
Contaminated and Other Sites — Prior to the construction of major interstate natural gas pipelines, gas for heating and other uses was manufactured locally from processes involving coal, coke, or oil. The facilities, which produced gas, have been designated as MGP sites. The Company owns or previously owned 14 former MGP sites. Investigations have revealed contamination related to the by-products of gas manufacturing at each site. Cleanup of eight MGP sites is complete, and those sites are closed. The Company has also completed partial closure of four additional sites. Cleanup activities associated with the remaining sites will continue over the next several years. The MPSC has established a cost deferral and rate recovery mechanism for investigation and remediation costs incurred at former MGP sites. In addition to the MGP sites, the Company is also in the process of cleaning up other contaminated sites, including gate stations, gas pipeline releases, and underground storage tank locations. As of March 31, 2025 and December 31, 2024, the Company had $25 million and $26 million, respectively, accrued for remediation. These costs are not discounted to their present value. Any change in assumptions, such as remediation techniques, nature and extent of contamination, and regulatory requirements, could impact the estimate of remedial action costs for the sites and affect the Company's financial position and cash flows. The Company anticipates the cost amortization methodology approved by the MPSC, which allows for amortization of the MGP costs over a ten-year period beginning with the year subsequent to the year the MGP costs were incurred, will prevent the associated investigation and remediation costs from having a material adverse impact on the Company's results of operations.

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
Air — In March 2023, the EPA published the Good Neighbor Rule, which includes provisions for compressor engines operated for the transportation of natural gas. In June 2024, the United States Supreme Court issued an opinion granting emergency applications to stay the Good Neighbor Rule. The stay will remain in effect during other litigation. The status of the rule remains uncertain as litigation is ongoing. At this time, the Company does not expect a significant financial impact.
In March 2024, the EPA finalized the National Ambient Air Quality Standards for fine particulate matter, particles of pollution with diameters generally 2.5 micrometers and smaller (PM2.5). It is likely that areas of Michigan in which the Company operates will be designated as non-attainment in the future and the state will be required to develop a State Implementation Plan for such areas. No impact is expected in the near term, and any long-term financial impacts cannot be assessed at this time.
Guarantees
In certain limited circumstances, the Company enters into contractual guarantees. The Company may guarantee another entity’s obligation in the event it fails to perform and may provide guarantees in certain indemnification agreements. The Company may also provide indirect guarantees for the indebtedness of others.
Labor Contracts
There are several bargaining units for the Company's approximate 1,100 represented employees, which represents 67% of the Company's total employees. None of the represented employees have contracts expiring within one year.
Purchase Commitments
The Company has made certain commitments in connection with 2025 annual capital expenditures that are expected to be approximately $660 million.
Other Contingencies
The Company is involved in certain other legal, regulatory, administrative, and environmental proceedings before various courts, arbitration panels, and governmental agencies concerning claims arising in the ordinary course of business. These proceedings include certain contract disputes, additional environmental reviews and investigations, audits, inquiries from various regulators, and pending judicial matters. The Company cannot predict the final disposition of such proceedings. The Company regularly reviews legal matters and records provisions for claims that it can estimate and are considered probable of loss. The resolution of these pending proceedings is not expected to have a material effect on the Consolidated Financial Statements in the periods they are resolved.

DTE Gas Company
Notes to Consolidated Financial Statements (Unaudited) - (Continued)
NOTE 9 — RETIREMENT BENEFITS AND TRUSTEED ASSETS
The Company participates in various plans that provide defined benefit pension and other postretirement benefits for DTE Energy and its affiliates. The plans are primarily sponsored by DTE Energy's subsidiary, DTE Energy Corporate Services, LLC, and cover substantially all employees of the Company. Plan participants of all plans are solely DTE Energy and affiliate participants.
The Company accounts for its participation in the represented qualified pension plan by applying single-employer accounting. Non-represented participation in qualified pension plans, and non-represented and represented participation in non-qualified pension plans, are accounted for by applying multiemployer accounting. Participation in other postretirement benefit plans is accounted for by applying multiple-employer accounting. Within multiemployer and multiple-employer plans, participants pool plan assets for investment purposes and to reduce the cost of plan administration. The primary difference between plan types is that assets contributed in multiemployer plans can be used to provide benefits for all participating employers, while assets contributed within a multiple-employer plan are restricted for use by the contributing employer.
The following table details the components of net periodic benefit costs (credits) for represented pension benefits and total other postretirement benefits:

	Pension Benefits		Other Postretirement Benefits
	2025	2024	2025	2024
	(In millions)
Three Months Ended March 31,
Service cost	$2	$2	$1	$1
Interest cost	6	6	4	3
Expected return on plan assets	(8)	(10)	(10)	(10)
Amortization of:
Net actuarial loss	2	1	1	2
Prior service credit	—	—	—	(1)
Net periodic benefit cost (credit)	$2	$(1)	$(4)	$(5)
DTE Energy's subsidiaries accounted for under multiemployer guidance are responsible for their share of qualified and non-qualified pension benefit costs. The Company's allocated portion of pension benefit credits for non-represented plans included in regulatory assets and liabilities, operation and maintenance expense, and capital expenditures was nominal and $2 million for the three months ended March 31, 2025 and 2024, respectively. These amounts may include recognized contractual termination benefit charges, curtailment gains, and settlement charges.
Pension and Other Postretirement Contributions
The Company is not expecting to make any contributions to the represented or non-represented qualified pension plans or postretirement benefit plans in 2025. Plans may be updated at the discretion of management and depending on economic and financial market conditions. The Company anticipates transferring up to $25 million from its non-represented qualified pension plan to DTE Electric Company during 2025 in exchange for cash consideration.